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                                                           EXHIBIT 5.0


                                  Lester Morse P.C.
                                 111 Great Neck Road
                                      Suite 420
                                 Great Neck, NY 11021
                              Telephone: (516) 487-1446
                              Facsimile: (516) 487-1452

                                    March 30, 1998

The Havana Group, Inc.
4450 Belden Village Street, N.W., Suite 406
Canton, Ohio  44718
Gentlemen:

     You have requested our opinion, as counsel for The Havana Group, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form SB-2 (No. 333-45863) (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission.

     The Registration Statement relates to (i) an offering of up to 529,000 Units (including 69,000 Units to be offered on behalf of Duncan Hill, Inc. pursuant to the Over-Allotment Option). Each Unit consists of one share of Common Stock and two Class A Common Stock Purchase Warrants (the "Class A Warrants") ; (ii) 1,058,000 shares of Common Stock issuable upon exercise of the Class A Warrants included in the Units (the "Class A Shares"); (iii) the resale of 1,600,000 Class A Warrants issuable to certain selling security holders upon conversion of certain outstanding notes and warrants; (iv) 1,600,000 shares of Common Stock issuable upon exercise of the Class A Warrants referred to in (iii) above by transferees of the selling security holders; (v) Underwriters' Warrant to purchase 46,000 Units (the "Underwriters' Option"); (vi) 92,000 shares of Common Stock issuable upon exercise of the Class A Warrants included in the Underwriters' Option; (vii) 46,000 shares of Common Stock and 92,000 Class A Warrants issuable upon exercise of the Underwriters' Option and (viii) 400,000 shares of Common Stock to be offered by selling security holders.

     We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that:

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The Havana Group, Inc.
Page 2


     (1) The Shares, the Class A Warrants and Underwriters' Option and underlying securities have been duly authorized and, when issued, delivered and paid for in the manner described in the form of Underwriting Agreement filed as Exhibit 1 to the Registration Statement and Underwriters' Option filed as Exhibit 4.3, such securities will be legally issued and the Shares, when so issued, delivered and paid for will also be fully paid and nonassessable.

     (2) The Class A Shares have been duly authorized, and when issued, delivered and, paid for upon exercise of the Class A Warrants in the manner described in the form of Warrant Agreement filed as Exhibit 4.4 to the Registration Statement, will be legally issued, fully paid, and nonassessable.

     (3) The shares of Common Stock and Class A Warrants issuable upon exercise of the Underwriters' Option and the shares of Common Stock issuable upon exercise of the Class A Warrants have been duly authorized and, when issued, delivered and paid for in the manner described in the Underwriters' Option and Class A Warrants filed as Exhibits 4.3 and 4.1, respectively, to the Registration Statement, will be legally issued, and when paid for will be fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                   Very truly yours,

                                   LESTER MORSE P.C.

                                   /s/ Steven Morse

                                   Steven Morse

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